     As filed with the Securities and Exchange Commission on October 31, 1997.
                                                     Registration No. 333-
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       --------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                       --------

                                Pillowtex Corporation
                (Exact name of registrant as specified in its charter)

                    Texas                             75-2147728
         (State or other jurisdiction             (I.R.S. Employer
       of incorporation or organization)         Identification No.)

                                    4111 Mint Way
                                 Dallas, Texas 75237
                                    (214) 333-3225
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                PILLOWTEX CORPORATION
                                1993 STOCK OPTION PLAN
                               (Full title of the plan)

                              John H. Karnes, Jr., Esq.
                          Vice President and General Counsel
                                Pillowtex Corporation
                                    4111 Mint Way
                                 Dallas, Texas  75237
                                    (214) 333-3225
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)

                                   With copies to:
                                 Troy B. Lewis, Esq.
                              Jones, Day, Reavis & Pogue
                              2300 Trammell Crow Center
                                   2001 Ross Avenue
                                 Dallas, Texas 75201
                                    (214) 220-3939

                                       --------

                           CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                        Maximum       Maximum
Title of              Amount            Offering      Aggregate    Amount of
Securities to         To be             Price per     Offering     Registration
be Registered         Registered(1)     Share(2)      Price(2)     Fee (2)
--------------------------------------------------------------------------------
Common Stock,
$0.01 par value. . . .300,000           $27.15625     $8,146,875   $2,469
--------------------------------------------------------------------------------

----------------
(1) Represents shares issuable pursuant to the Pillowtex Corporation 1993 Stock Option Plan, as Amended and Restated (the 'Plan'). Pursuant to Rule 416, under the Securities Act of 1933, as amended, there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable as a result of the operation of the antidilution provisions of the Plan.
(2) Calculated pursuant to Rule 457(h), based on the average of the reported high and low sale prices of shares of the Common Stock on the New York Stock Exchange on October 28, 1997.

                               EXPLANATORY NOTE


     In accordance with the provisions of General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of the registrant's earlier Registration Statement on Form S-8 (Commission File No. 33-65408).


                                       PART II


     Item 8.  Exhibits.

Exhibit
Number        Description of Exhibit
-------       ----------------------
  4.1         Pillowtex Corporation 1993 Stock Option Plan, as amended and restated (attached as Appendix A to Pillowtex Corporation's Proxy
              Statement on Schedule 14A for the Annual Meeting of Shareholders held on May 8, 1997 and incorporated herein by reference)

  5.1         Opinion of Jones, Day, Reavis & Pogue

 23.1         Consent of KPMG Peat Marwick

 23.2         Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

 24.1         Powers of Attorney (included on the signature page hereof)

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on October 31, 1997.

                                        PILLOWTEX CORPORATION

                                        By:  /s/ Charles M. Hansen, Jr.
                                             Charles M. Hansen, Jr.
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints Charles M. Hansen, Jr., Jeffrey D. Cordes and John H. Karnes, Jr. and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of interests in the Pillowtex Corporation 1993 Stock Option Plan (the 'Plan') and shares of Common Stock issuable pursuant to such Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

        SIGNATURES                        TITLE
        ----------                        -----

/s/ Charles M. Hansen, Jr.           Chairman of the            October 31, 1997
-----------------------------     Board of Direcotrs and
Charles M. Hansen, Jr.            Chief Executive Officer
                               (Principal Executive Officer)

/s/Jeffrey D. Cordes             President, Chief Operating     October 31, 1997
-----------------------------       Officer and Director
Jeffrey D. Cordes                 (Principal Financial and
                                     Accounting Officer)

/s/Christopher N. Baker                  Director               October 31, 1997
-----------------------------
Christopher N. Baker

/s/Kevin M. Finlay                       Director               October 31, 1997
-----------------------------
Kevin M. Finlay

/s/Mary R. Silverthorne                  Director               October 31, 1997
-----------------------------
Mary R. Silverthorne

/s/Paul G. Gillease                      Director               October 31, 1997
-----------------------------
Paul G. Gillease

/s/Scott E. Shimizu                      Director               October 31, 1997
-----------------------------
Scott E. Shimizu

/s/William B. Madden                     Director               October 31, 1997
-----------------------------
William B. Madden

/s/Joseph McHugh                         Director               October 31, 1997
-----------------------------
Joseph McHugh

/s/Ralph La Rovere                       Director               October 31, 1997
-----------------------------
Ralph La Rovere

                                  INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
-------   ----------------------
  4.1 Pillowtex Corporation 1993 Stock Option Plan, as Amended and Restated (attached as Appendix A to Pillowtex Corporation's Proxy Statement on
          Schedule 14A for the Annual Meeting of Shareholders held on May 8, 1997 and incorporated herein by reference)

  5.1     Opinion of Jones, Day, Reavis & Pogue

 23.1     Consent of KPMG Peat Marwick

 23.2     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

 24.1     Powers of Attorney (included on the signature page hereof)